UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2023

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 The Green, Suite 12081
Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 388-8734

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Defi nitive Agreement.

As previously announced, on March 8, 2023, the board of directors of Future Health ESG Corp. (the “Company”) declared a special warrant dividend providing that all public holders of record of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as of the record date of March 21, 2023 would receive one warrant (each, a “Warrant”) for each share of Common Stock held. On March 28, 2023, the Company completed the dividend issuance of 1,591,537 Warrants. In connection with such dividend issuance, the Company and Continental Stock Transfer & Trust Companyentered into a Special Warrant Agreement, dated as of March 28, 2023 (the “Warrant Agreement”). Pursuant to the Warrant Agreement, each Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $10.00 per share following the closing of the Company’s initial business combination and prior to December 31, 2028. The Warrants include an antidilution feature wherein the exercise price will be adjusted on the second anniversary of closing the Company’s initial business combination (the “Adjustment Date”) to the lower of $10.00 or the volume weighted average price of the Common Stock during the five trading days immediately preceding the Adjustment Date.

The Warrants are not expected to be listed on The Nasdaq Capital Market. The shares of Common Stock issuable upon the exercise of the Warrants are expected to be registered on a registration statement on Form S-4 (the “Registration Statement”) the Company intends to file with the SEC in connection with its initial business combination.

The foregoing description of the Warrant Agreement is a summary only and is qualified in its entirety by the full text of the Warrant Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer of securities covered by the Registration Statement will be made solely by means of a prospectus included in the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description

10.1	Special Warrant Agreement, dated as of March 28, 2023, by and between the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2023	FUTURE HEALTH ESG CORP.

	By:	/s/ Bradley A. Bostic
	Name:	Bradley A. Bostic
	Title:	Chief Executive Officer